Exhibit 99(p)(4)

JOINT CODE OF ETHICS

The Arbitrage Funds
Water Island Capital, LLC

1.	Statement of General Fiduciary Principles

          This Code of Ethics is based on the principles that (i) Access Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their personal transactions in Securities in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person’s relationship to the Fund; (ii) in complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing; and (iii) Access Persons must, in all instances, place the interests of the shareholders of the Fund ahead of the Access Person’s own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, the Fund may be considered a violation of this Code.

          Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code will not automatically insulate an Access Person from scrutiny in instances where the personal transactions in a Security undertaken by such Access Person show a pattern of abuse of such Access Person’s fiduciary duty to the Fund and its shareholders or a failure to adhere to these general fiduciary principles.

2.	Definitions

	(a)	“Fund” means The Arbitrage Funds, a registered investment company and any series or portfolios of such Fund that adopts this Code.

	(b)	“Access Person” means any director, trustee, officer, managing general partner, general partner, or Advisory Person, and all relatives living within the same household as such Access Person.

	(c)	“Compliance Officer” means Matthew Hemberger, and with respect to Matthew Hemberger’s personal securities transactions, John S. Orrico.

	(d)	The “1940 Act” means the Investment Company Act of 1940, as amended.

(e)

“Advisory Person” means (i) any employee of either the Fund, Water Island Capital, LLC (the “investment adviser”) or of any company in a control relationship to the Fund who, in connection with the employee’s regular functions or duties, makes, participates in, or normally obtains information regarding the current purchases or sales of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the investment adviser who normally obtains information concerning current recommendations made to the Fund with regard to the purchases or sales of a Security.

(f)

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(g)

“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

	(h)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

	(i)	“Disinterested trustee” means a trustee of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act and the rules and regulations thereunder.

	(j)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(k)

Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include equity and debt securities; options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; and Related Securities. “Related Securities” are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, “Security” shall include futures contracts. “Security” shall not include: securities issued by the Government of the United States (including short term debt securities which are U.S. government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers’ acceptances; bank certificates of deposit; commercial paper; shares of registered open-end investment companies; and other high quality short-term debt instrument, including repurchase agreements.

	(l)	“Public Company” means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

3.	Pre-Clearance Requirements

All Access Persons (except Disinterested trustees) shall clear in advance through the Compliance Officer any purchase or sale, direct or indirect, of any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest. The applicable Compliance Officer shall retain written records of such clearance requests.

The applicable Compliance Officer will not grant clearance for any purchase or sale if the Security is currently being considered for purchase or sale or being purchased or sold by the Fund or is currently being held by the Fund. If the Security proposed to be purchased or sold by the access person is an option, clearance will not be granted if the Securities subject to the option are being considered for purchase or sale as indicated above. If the Security proposed to be purchased or sold is a convertible security, clearance will not be granted if either that security or the securities into which it is convertible are being considered for purchase or sale as indicated above.

The applicable Compliance Officer may refuse to preclear a transaction if he or she deems the transaction to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

Clearance is effective, unless earlier revoked, until the earlier of (1) the close of business on the fifth trading day, beginning on and including the day on which such clearance was granted, or (2) the access person learns that the information provided to the Compliance Officer in such access person’s request for clearance is not accurate. If an access person places an order for a transaction within the five trading days but such order is not executed within the five trading days (e.g., a limit order), clearance need not be reobtained unless the person who placed the original order amends such order in any way. Clearance may be revoked at any time and is deemed revoked if, subsequent to receipt of clearance, the access person has knowledge that a security to which the clearance relates is being considered for purchase or sale.

4.	Exempted Transactions

The pre-clearance requirement of Section 3 and the prohibitions of Section 5 of this Code shall not apply to:

	(a)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

	(b)	Purchase or sales of Securities which are not eligible for purchase or sale by the Fund.

	(c)	Purchases or sales that are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of Section 5(h) of this Code.

(d)

Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

(e)

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, arid any sales of such rights so acquired.

5.	Prohibited Transactions and Activities

(a)

No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

(i) is being considered for purchase or sale by the Fund; or
(ii) is being purchased or sold by the Fund.

(b)

No Access Person shall induce or cause the Fund to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than to benefit the Fund. Examples of this would include causing the Fund to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Fund to refrain from selling a Security in an attempt to protect the value of the Access Person’s investment, such as an outstanding option.

(c)

No Access Person shall use knowledge of the Fund’s portfolio transactions to profit by the market effect of such transactions. One test that will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

	(d)	All Access Persons are prohibited from acquiring any Security distributed in an initial public offering, until trading of the Security commences in the secondary market.

(e)

All Access Persons are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the President of the Fund’s investment adviser (or his designee). In instances where an Access Person, after receiving prior approval, acquires a Security in a private placement, the Access Person has an affirmative obligation to disclose this investment to the President of the Fund’s investment adviser (or his designee) if the Access Person participates in any subsequent consideration of any potential investment, by the Fund, in the issuer of those Securities. The Fund’s decision to purchase Securities of such an issuer (following a purchase by an Access Person in an approved personal transaction) will be subject to an independent review by the President of the Fund’s investment adviser, or his designee, so long as the person conducting such review has no personal interest in the issuer.

(f)

All Access Persons are prohibited from executing a personal transaction in any Security on a day during which the Fund has a pending “buy” or “sell” order for that Security, until the Fund’s order is either executed or withdrawn.

(g)

All Access Persons are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the President of the Fund’s investment adviser (or his designee). Authorization to serve on the board of a Public Company may be granted in instances where the President of the Fund’s investment adviser (or his designee) determines that such board service would be consistent with the interests of the Fund and its shareholders. If prior approval to serve as a director of a Public Company is granted, an Access Person has an affirmative duty to recuse himself from participating in any deliberations by the Fund regarding possible investments in the securities issued by the Public Company on whose board the Access Person sits.

(h)

Notwithstanding the other restrictions of this Code to which trustees are subject, subparagraphs (d) through (f) and (i) through (j) of this Section 4 shall not apply to Disinterested trustees or to a director who has no position with the Fund or its investment adviser or principal underwriter (or their respective affiliates) which would afford him access to portfolio trading activities conducted for the Fund.

	(i)	If Access Persons own a security that subsquently is purchased by the Fund, the security may not be sold on any day the Fund has activity in that security.

	(j)	Access Persons will not be permitted to buy and sell the same security within the same trading day (“Day-Trading” is prohibited).

6.	Reporting

(a)

Every Access Person shall report to the Fund the information described in Section 6(c) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(b)

A Disinterested trustee of the Fund need only report a personal transaction in a Security if such trustee, at the time of that personal transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Fund, should have known that, during the 15-day period immediately preceding or following the date of the personal transaction by the trustee, such Security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund or its investment adviser.

(c)

Every report shall be made not later than 45 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

		(i)	the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

		(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

		(iii)	the price at which the transaction was effected;

		(iv)	the name of the broker, dealer or bank through whom the transaction was effected;

		(v)	if there were no personal transactions in Securities during the period, either a statement to that effect or the word “None” (or some similar designation); and

		(vi)	the date that the report is submitted by the Access Person.

(d)

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

(e)

Every Access Person (except Disinterested trustees) is required to direct his or her broker to forward to the President of the Fund’s investment adviser (or his designee), on a timely basis, duplicate copies of both confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

(f)

Every Access Person (except Disinterested trustees) shall report annually to the Fund the following information with respect to all Securities held by such Access Person, which information must be current as of a date no more than 45 days before the report was submitted:

		(i)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

		(ii)	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

		(iii)	the date that the report is submitted by the Access Person.

In addition, all Access Persons are required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and that the Access Person has disclosed or reported all holdings of or personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

	(g)	Every Access Person (except Disinterested trustees), not later than 10 days after becoming an Access Person, is required to report the following information:

		(i)	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(ii)

the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

		(iii)	the date that the report is submitted by the Access Person.

7.	Sanctions

Upon discovering a violation of this Code, the Board of Trustees of the Fund may take such actions or impose such sanctions, if any, as it deems appropriate, including, among other things, a letter of censure or suspension, a fine, or a recommendation of the termination of the employment of the violator. (In instances where a member of the Access Person’s household commits the violation, any sanction would be imposed on the Access Person.) The filing of any false, incomplete or untimely reports, as required by Section 5 of this Code, may (depending on the circumstances) be considered a violation of this Code.

Secretary